UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2016

CST Brands, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35743	46-1365950
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Valero Way, Building D, Suite 200 San Antonio, Texas	78249
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (210) 692-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.
On May 23, 2016, CST updated the monthly fuel margin data and benchmark wholesale conventional gasoline prices in the Investors section of its website under the tab “Historical Fuel Margins” to include the most recent monthly historical data.
As more fully described in the Company’s Form 10-K and Form 10-Q filings, approximately half of CST’s gross profit is derived from the sale of motor fuel. CST typically experiences lower motor fuel gross profits in periods when the cost of motor fuel increases, and higher motor fuel gross profits in periods when the cost of motor fuel declines rapidly or is more volatile. The volatility of crude oil and wholesale motor fuel prices impacts CST’s motor fuel gross profits.
The following tables present the average monthly fuel margin data and benchmark wholesale conventional gasoline prices for April 2016:

Average Monthly Fuel Margins in US $, net of credit card fees (U.S. Retail and Canadian Retail Segments cent per gallon net margin)
	U.S. Retail Segment	Canadian Retail Segment
April 2016	$0.12	$0.25

Benchmark Average Monthly Spot Wholesale Price per Gallon*
	U.S. Gulf Coast Conventional Gasoline	New York Harbor Conventional Gasoline
April 2016	$1.34	$1.45
*Per EIA.gov; Thomson-Reuters data
The information in this Current Report is being furnished pursuant to Regulation FD. The information in Item 7.01 of this report, according to general instruction B.2., shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement pursuant to the Securities Act of 1933, as amended. By filing this report on Form 8-K and furnishing this information, the Company makes no admission as to the materiality of any information in this report that the Company chooses to disclose solely because of Regulation FD.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CST BRANDS, INC.

/s/ Gérard J. Sonnier
Name:	Gérard J. Sonnier
Title:	Senior Vice President, General Counsel and Corporate Secretary

Dated: May 23, 2016